Exhibit 10.7

MONDELĒZ INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN

NON-QUALIFIED U.S. STOCK OPTION AWARD AGREEMENT

MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee identified in the Award Statement (the “Optionee” identified in the “Award Statement”) attached hereto under the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan (the “Plan”) a non-qualified stock option (the “Option”). The Option entitles the Optionee to exercise up to the aggregate number of shares set forth in the Award Statement (the “Option Shares”) of the Company’s Common Stock, at the Grant Price per share set forth in the Award Statement (the “Grant Price”). Capitalized terms not otherwise defined in this Non-Qualified U.S. Stock Option Award Agreement (the “Agreement”) shall have the meaning set forth in the Plan. The Option is subject to the following terms and conditions:

The Optionee’s failure to reject this Agreement within 60 days will constitute the Optionee’s acceptance of the Option and all terms and conditions of the Option, as set forth in this Agreement (including Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Award Agreement in the event of the Optionee’s relocation) and the Plan.

1. Vesting. Prior to the satisfaction of the Vesting Requirements set forth in the Schedule in the Award Statement (the “Schedule”), the Option Shares may not be exercised except as provided in paragraph 2 below.

2. Vesting Upon Termination of Employment. In the event of the termination of the Optionee’s employment with the Mondelēz Group (as defined below in paragraph 12) prior to satisfaction of the Vesting Requirements other than by reason of Early Retirement (as defined below in paragraph 12) occurring after December 31 of the same year as the date of grant of the Option, Normal Retirement (as defined below in paragraph 12), death or Disability (as defined below in paragraph 12), or as otherwise determined by (or pursuant to authority granted by) the Committee administering the Plan, this Option shall not be exercisable with respect to any of the Option Shares set forth in the Award Statement. If death or Disability of the Optionee occurs prior to satisfaction of the Vesting Requirements, this Option shall become immediately exercisable for 100% of the Option Shares set forth in the Award Statement. If the Optionee’s employment with the Mondelēz Group is terminated by reason of Normal Retirement, or by Early Retirement occurring after December 31 of the same year as the date of grant of the Option, the Option Shares shall continue to become exercisable as set forth on the Schedule as if such Optionee’s employment had not terminated.

3. Exercisability Upon Termination of Employment. During the period commencing on the first date that the Vesting Requirements are satisfied (or, such earlier date determined in accordance with paragraph 2) until and including the Expiration Date set forth in the Schedule, this Option may be exercised in whole or in part with respect to such Option Shares, subject to the following provisions:

(a) In the event that the Optionee’s employment is terminated by reason of Early Retirement occurring after December 31 of the same year as the date of grant of the Option, Normal Retirement, death or Disability, such Option Shares may be exercised on or prior to the Expiration Date;

(b) If employment is terminated by the Optionee (other than by Early Retirement occurring after December 31 of the same year as the date of grant of the Option, death, Disability or Normal Retirement), such Option Shares may be exercised for a period of 30 days from the effective date of termination;

(c) If, other than by death, Disability, Normal Retirement, or Early Retirement occurring after December 31 of the same year as the date of grant of the Option, the Optionee’s employment is terminated by the Company, a subsidiary or affiliate without cause, such Option Shares may be exercised for a period of 12 months following such termination; provided, however, if the Optionee shall die within such 12-month period, such Option Shares may be exercised for a period of 12 months from the date of death of the Optionee; and

(d) If the Optionee’s employment is involuntarily suspended or terminated for cause, no Option Shares may be exercised during the period of suspension, or following such termination of employment.

No provision of this paragraph 3 shall permit the exercise of any Option Shares after the Expiration Date. For purposes of this Agreement, the Optionee’s employment shall be deemed to be terminated (i) when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and (ii) when he or she is no longer actively employed by a corporation, or a parent or subsidiary thereof, substituting a new option for this Option (or assuming this Option) in connection with a merger, consolidation, acquisition of property or stock, separation, split-up, reorganization, liquidation or similar transaction. The Optionee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other benefits under the Mondelēz International, Inc. Severance Pay Plan, or any similar plan maintained by the Mondelēz Group or through other such arrangements that may be entered into that give rise to separation or notice pay, except in any case in which the Optionee is eligible for Normal Retirement or Early Retirement upon the expiration of salary continuation or other benefits. The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement. Notwithstanding the foregoing provisions and unless otherwise determined by the Company, this Option may only be exercised on a day that the NASDAQ Global Select Market (the “Exchange”) is open. Accordingly, if the Expiration Date is a day the Exchange is closed, the Expiration Date shall be the immediately preceding day on which the Exchange is open.

4. Exercise of Option and Withholding Taxes. This Option may be exercised only in accordance with the procedures and limitations, set forth in the Company’s Equity Awards Plan Guide, as amended from time to time (the “Methods of Exercise”).

The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”) , the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee becomes subject to any Tax-Related Items in more than one jurisdiction (including jurisdictions outside the United States) between the date of grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Optionee acknowledges and agrees that the Company shall not be required to deliver the Option Shares being exercised upon any exercise of this Option unless it has received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “theoretical taxes” pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, the Optionee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Optionee, to withhold all applicable Tax-Related Items legally due by the Optionee and any theoretical taxes from the Optionee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of Option Shares. Alternatively, or in addition, the Company may instruct the broker whom it has selected for this purpose (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization without further consent) to sell the Option Shares that the Optionee acquires to meet the Tax-Related Items withholding obligation and any theoretical taxes. In addition, unless otherwise determined by the Committee, Tax-Related Items or theoretical taxes may be paid with outstanding shares of the Company’s Common Stock, such shares to be valued at Fair Market Value on the exercise date. Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items and theoretical taxes that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of Option Shares that cannot be satisfied by the means previously described.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items or theoretical taxes by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

5. Cash-Out of Option. The Committee may elect to cash out all or a portion of the Option Shares to be exercised pursuant to any Method of Exercise by paying the Optionee an amount in cash or Common Stock, or both, equal to the Fair Market Value of such shares on the exercise date less the Grant Price for such shares.

6. Clawback Policy. In the Committee’s sole discretion, the Company may cancel all or part of the Option or require payment by the Optionee to the Company of all or part of any amount or shares of Common Stock acquired at exercise pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

7. Transfer Restrictions. Unless otherwise required by law, this Option is not transferable or assignable by the Optionee in any manner other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Award, the Board of Directors of the Company or the Committee shall make adjustments to the terms and provisions of this Award (including, without limiting the generality of the foregoing, terms and provisions relating to the Grant Price and the number and kind of shares subject to this Option) as it deems appropriate including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of the Option, and to determine whether continued employment with any entity resulting from such transaction or event will or will not be treated as a continued employment with the Mondelēz Group, in each case, subject to any Board of Director or Committee action specifically addressing any such adjustments, cash payments or continued employment treatment.

9. Successors. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Option may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.

10. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, U.S.A., without regard to choice of laws principles thereof.

11. Award Confers No Rights to Continued Employment—Nature of the Grant. Nothing contained in the Plan or this Agreement shall give any employee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of any such employer to terminate any employee, or be interpreted as forming an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee. Further, the Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Committee;

(d) the Optionee is voluntarily participating in the Plan;

(e) the Option and the Option Shares subject to the Option are not intended to replace any pension rights or compensation;

(f) the Option and the Option Shares subject to the Option and the income and the value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments;

(g) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(i) if the Optionee exercises the Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Grant Price;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment or other service relationship by the Company or the Employer, and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company, any of its subsidiaries or affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Mondelēz Group and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) as further set forth in paragraph 3 above, in the event of termination of the Optionee’s employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period;

(l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock;

(m) the Optionee is hereby advised to consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan;

(n) the Option is designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation; and

(o) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock;

12. Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Optionee upon written request to the Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015) are incorporated herein by reference. To the extent any provision in this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions which may arise in connection with the Award or this Agreement, including whether an Optionee is no longer actively employed and any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

13. Miscellaneous Definitions. For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Normal Retirement” means retirement from active employment under a pension plan of the Mondelēz Group, or under an employment contract with any member of the Mondelēz Group, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service). For the purposes of this Agreement, “Early Retirement” means retirement from active employment other than Normal Retirement, as determined by the Committee, in its sole discretion. As used herein, “Mondelēz Group” means Mondelēz International, Inc. and each of its subsidiaries and affiliates. For purposes of this Agreement, (x) a “subsidiary” includes only any company in which the applicable entity, directly or indirectly, has a beneficial ownership interest of greater than 50 percent and (y) an “affiliate” includes only any company that (A) has a beneficial ownership interest, directly or indirectly, in the applicable entity of greater than 50 percent or (B) is under common control with the applicable entity through a parent company that, directly or indirectly, has a beneficial ownership interest of greater than 50 percent in both the applicable entity and the affiliate.

14. Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Option Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Option Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Option Shares with the Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.

15. Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Optionee related to current or future participation in the Plan may also be delivered though electronic means as described in Section 16 below.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Insider Trading/Market Abuse Laws. The Optionee acknowledges that if he or she relocates to one of the countries included in Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Award Agreement, depending on the country, the Optionee may become subject to insider trading and/or market abuse laws, which may affect the Optionee’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Optionee is considered to have “inside information” (as defined by the laws of the applicable country). The requirements of these laws may or may not be consistent with the terms of any applicable Company insider trading policy. The Optionee acknowledges that it is his or her responsibility to be informed of and compliant with any such local laws, and is hereby advised to speak to a personal advisor on this matter.

21. Appendix. Notwithstanding any provisions in this Agreement, if the Optionee relocates to one of the countries included in Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Award Agreement, the special terms for such country will apply to the Optionee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

22. Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other participant of the Plan.

The Optionee acknowledges that the Optionee has reviewed the Plan and this Agreement (including Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Award Agreement in the event of the Optionee’s relocation) in their entirety and fully understands their respective provisions. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

If the Optionee does not agree with the terms of this Agreement and the Plan, the Optionee must reject the Option by emailing a notice of rejection in writing to compensation@mdlz.com; non-rejection of the Option will constitute the Optionee’s acceptance of the Option on the terms on which the Option is offered, as set forth in this Agreement (including Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Award Agreement in the event of the Participant’s relocation to one of the countries included in such Appendix) and the Plan.

IN WITNESS WHEREOF, this Non-Qualified U.S. Stock Option Award Agreement has been granted as of February 19, 2014.

MONDELĒZ INTERNATIONAL, INC.

/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary